Exhibit 10.6

终止协议

Termination Agreement

本《终止协议》（下称“本协议”）由以下双方于2025年4月3日在中华人民共和国（下称“中国”）厦门签署：

This Termination Agreement (the “Agreement”) is made and entered into as of April 3, 2025, by and between:

Party A: Heliheng Culture Co (“this Agreement”) is made and entered into by and between the following Parties on April 3, 2025 in Xiamen, the People’s Republic of China (“China” or “PRC”):

甲方：合利恒文化有限公司

Party A: Heliheng Culture Co., Ltd.

地址：中国（福建）自由贸易试验区厦门片区象屿路93号厦门国际航运中心C栋4层431单元B之五

Address: Room 5, 431B, Building C, Xiamen International Shipping Center, No.93 Xiangyu Road, China (Fujian) Pilot Free Trade Zone, Xiamen

乙方：[Name]，一位中国公民，其身份证号码：[ID Card No.]

Party B: [Name], a PRC citizen with Identification No.:[ID Card No.]

甲方和乙方以下各称为“一方”，统称为“双方”。

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

鉴于：

Whereas,

乙方于2021年2月19日签署了一份授权委托书（“原授权委托书”），授权甲方代表乙方行使厦门普普文化股份有限公司（“公司”）[Percentage]%股份（“股份”）相关的权利。双方经友好协商，同意终止原授权委托书并解除授权委托关系。双方同意如下：

Party B executed a Power of Attorney (the “Original Power of Attorney”) on February 19, 2021, authorizing Party A to act on his/her behalf with respect to his/her [Percentage]% shareholding (the “Shareholding”) in Xiamen Pop Culture Co., Ltd. (the “Company”). Through friendly consultation, both Parties agree to terminate the Original Power of Attorney and release the power of attorney relationship. The Parties agree as follows:

1.	终止授权委托关系： 自本协议签署之日起，原授权委托书即告终止，双方之间的授权委托关系立即解除，甲方不得再代乙方行使任何权利。

Termination of Power of Attorney Relationship: The Original Power of Attorney shall be terminated as of the date of this Agreement, and the power of attorney relationship between the Parties shall be immediately dissolved. Party A shall no longer act on behalf of Party B to exercise any rights.

2.	争议解决：本协议的解释、效力及争议解决适用中华人民共和国法律，双方应友好协商解决争议，协商不成，任何一方可向厦门仲裁委员会申请仲裁。

Dispute Resolution: The interpretation, validity, and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China. Both Parties shall resolve disputes through friendly consultations, and if consultations fail, either Party may apply for arbitration to the Xiamen Arbitration Commission.

3.	本协议以中文和英文书就，一式贰份，甲乙双方各持一份，具有同等效力；中英文版本如有冲突，应以中文版为准。本协议自各方签署之日起生效。

This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail. This Agreement shall become effective upon the signatures of all Parties.

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有鉴于此，双方已自行或使得其各自授权代表于文首所载日期签署本《终止协议》。

IN WITNESS WHEREOF, the Parties have executed, or caused their respectively duly authorized representatives to execute, this Termination Agreement as of the date first above written.

甲方：合利恒文化有限公司 （盖章）

Party A：Heliheng Culture Co., Ltd. (Seal)

签署：
By：
职位：	法定代表人
Title:	Legal Representative

乙方：	[Name]
Party B:	[Name]

签署：
By：	/s/ [Name]

Schedule of Material Differences

One or more person signed a termination agreement of power of attorney under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name	ID Card No.	Percentage%
1.	Zhuoqin Huang	[*]	64.0060
2.	Weiyi Lin	[*]	10.0198
3.	Rongdi Zhang	[*]	9.0995
4.	Chunxiao Cui	[*]	6.1049
5.	Xiayu Cui	[*]	6.1049
6.	Junlong He	[*]	4.4225
7.	Azhen Lin	[*]	0.1212
8.	Wuyang Chen	[*]	0.1212

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